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                                                                      EXHIBIT 21

                                  SUBSIDIARIES
                                       OF
                            SPRINGS INDUSTRIES, INC.

                                                                          Place of
Name of Subsidiary                                                     Incorporation
------------------                                                     -------------
 1.   Catawba, Inc.                                                    Nevada

 2.   Catawba Trucking, Inc.                                           South Carolina

 3.   Lancaster International Sales Corporation                        South Carolina

 4.   Springmaid International, Inc.                                   South Carolina

 5.   Springs Canada, Inc.                                             Ontario

 6.   Springs de Mexico, S.A. de C.V.                                  Mexico

 7.   Springs Industries (Asia) Inc.                                   Delaware

 8.   Springs Sales Corporation                                        U.S. Virgin Islands

 9.   Springs Window Fashions Division, Inc.                           Delaware

10.   Springs Window Fashions Leasing Co., Inc.                        South Carolina

11.   Warbird Corporation                                              Delaware